EXHIBIT 10.5

SUBLEASE

THIS SUBLEASE dated for reference December 1, 2004.

BETWEEN:

VANDANA VENTURES INC., a corporation incorporated under the laws of British Columbia, having an office at Suite 1304-925 West Georgia Street, Vancouver, B.C., V6C 3L2

 (the "Sublandlord");

AND:

BLOORCOM INC., a corporation having a registered office at 1304-925 West Georgia Street, Vancouver, B.C., V6C 3L2.

(the "Subtenant");

WHEREAS:

The Sublandlord has agreed with the Subtenant to sublease a portion of the Sublease Premises to the Subtenant on the terms and conditions herein contained.

NOW THEREFORE in consideration of the premises, the mutual covenants and agreements contained in this Sublease, the parties hereto agree as follows:

1.

GRANT OF SUBLEASE

1.1        The Sublandlord hereby demises to the Subtenant by way of sublease that portion of the Sublease Premises comprising approximately 161.45 square feet and the Sublandlord hereby licenses the Subtenant in common with others to use the kitchen, reception, board room and connecting hallways comprising approximately of 1,027 square feet, initially, for a two (2) year period  commencing December 1, 2004 and renewable, if the Sublandlord and Subtenant agree to renew, every one (1) year thereafter until November 30, 2010 (the "Sublease Term").

1.2        For the period commencing December 1, 2004, the Subtenant shall pay to the Sublandlord at its address on Page 1 of this Sublease, or at such other place as the Sublandlord may from time to time in writing direct, as rent, without any deduction, set off or abatement, $800.00 plus GST for the Premises and Operating Expenses per month, payable in advance on or before the first day of each month, commencing on December 1, 2004.

2.

COVENANTS AND AGREEMENTS BY THE SUBTENANT

2.1

The Subtenant hereby covenants and agrees with the Sublandlord, that:

(a)

The Subtenant will pay all business taxes and license fees from time to time levied or charged in respect of the use or occupancy of the Premises including penalties and interest on late payments thereof.

(b)

The Subtenant will promptly deliver to the Sublandlord copies of all notices, requests or demands which relate to the Premises or the use or occupancy thereof.

(c)

The Subtenant shall not assign this Sublease, nor sublet or otherwise part with the possession of the whole or any part of the Premises for the whole or any part of the Sublease Term, except with the express prior written consent of the Sublandlord, which may not be unreasonably withheld, and otherwise in accordance with the Lease.

3.

LIABILITY AND INDEMNITY

3.1

The Subtenant hereby agrees to indemnify and save the Sublandlord harmless from and against all actions, proceedings, demands, claims, liabilities, losses, damages, judgements, costs and expenses including, without limiting the generality of the foregoing, legal fees and disbursements on a solicitor and own client basis (together with all applicable taxes) arising out of the failure of the Subtenant to perform any of its obligations under this Sublease.

3.2

The Sublandlord will not be liable for any injury, death or damage to the Subtenant or any agent, employee or invitee of the Subtenant, or in respect of damage or destruction of any property occurring on the Premises, regardless of whether such damage, destruction or injury results from fire, explosion, falling plaster, elevators, steam, gas, electricity, water, rain, snow or leaks from any part of the Premises or from pipes, appliances, drains or plumbing works or from the roof, street or subsurface or from any other place.

4.

COVENANTS OF THE SUBLANDLORD

4.1

The Sublandlord covenants with the Subtenant that, so long as the Subtenant observes and performs all the covenants, terms and conditions contained in or incorporated by reference into this Sublease, the Sublandlord shall maintain the Original Sublease in good standing and the Subtenant may peaceably possess and enjoy the Premises for the Sublease Term without any interruption or disturbance by the Sublandlord or any other person lawfully claiming by, from or through the Sublandlord.

5.

ACKNOWLEDGEMENTS

5.1

The Sublandlord confirms to the Subtenant that the Original Sublease is in full force and effect and is in good standing, and that the Sublandlord has observed and performed all of the obligations, covenants and conditions required to be observed and performed by the Sublandlord under the Original Sublease up to the commencement of the Sublease Term, including the obligation to pay all rents thereunder.

5.2

The Subtenant acknowledges having inspected the Premises, accepts the Premises "as is", and acknowledges that the Sublandlord has made no representations or warranties regarding the condition or suitability of the Premises for the Tenant's purposes.

6.

DEFAULT

6.1

If the Subtenant defaults in the payment of rent or any other sum due and owing with respect to the Premises or in the observance or performance of any other terms, covenants or conditions required to be observed or performed by the Subtenant pursuant to this Sublease, the Sublandlord may at its sole discretion exercise such rights and remedies as may be available to the Head Landlord at law or under the Head Lease as if the Sublandlord were the landlord, and the Subtenant were the tenant under the Head Lease including, without limitation, the landlord's right to terminate the Head Lease.

6.2

If the Subtenant fails to carry out any of its obligations hereunder, the Sublandlord may do so and all the costs of the Sublandlord in doing so may be invoiced to the Subtenant and the Subtenant shall promptly pay such invoice upon receipt of the same.

6.3

The waiver or acquiescence by the Sublandlord of any default by the Subtenant under this Sublease is not deemed to be a waiver of such covenant, term, condition or agreement or of any subsequent or other default under any other provision of this Sublease.

6.4

The rights and remedies of the Subtenant under this Sublease will be construed as cumulative and not as alternative rights and remedies.

7.

MISCELLANEOUS

7.1

This Sublease will be governed by and construed in accordance with the laws of the Province of British Columbia and the laws of Canada applicable in such province. Each party attorns to the jurisdiction of the courts of competent jurisdiction in the Province of British Columbia.

7.2

Whenever the singular or masculine is used in this Sublease it shall be construed as meaning the plural or feminine or body corporate where the circumstances so require.

7.3

All the unfulfilled obligations and liabilities of the Subtenant and all of the indemnities given by the Subtenant to the Sublandlord will survive the expiration or sooner termination of this Sublease.

7.4

Any and all notices or demands to be given hereunder shall be in writing and must be delivered personally or sent by prepaid registered mail to the appropriate party at the address first set out above for that party, or to such other address as the party may advise by notice in accordance with this clause. Any written notice is deemed to have been received on the date of its delivery or, if mailed by prepaid registered mail in British Columbia or California, on the seventh business day following mailing, postal service interruptions excepted.

7.5

Time is of the essence of this Sublease.

7.6

The Subtenant shall not register nor attempt to register this Sublease or any claim, notice or interest in or respecting the Premises in any Land Title Office, and the Sublandlord is not obliged to deliver the Sublease in registrable form.

7.7

Each of the provisions contained in the Sublease is distinct and severable from all of the other provisions contained in this Sublease. A declaration of invalidity or enforceability of any such provision or any part thereof by a court of competent jurisdiction will not affect the validity or enforceability of any of the other provisions.

7.8

No alteration, amendment, change or addition to the Sublease will bind the parties unless it is in writing and signed by both of the parties.

7.9

This Sublease shall enure to the benefit of and is binding upon each of the parties hereto and their respective representatives, successors and permitted assigns.

IN WITNESS WHEREOF the parties have executed this Sublease.

VANDANA VENTURES INC.

Per:

/s/  Hari Varshney

c/s

________________________________

AUTHORIZED SIGNATORY

BLOORCOM INC.

Per:

c/s

/s/ Rahim Jivraj

_________________________________

AUTHORIZED SIGNATORY